Exhibit 10.1

AMENDED AND RESTATED STOCK OPTION PLAN

RITCHIE BROS. AUCTIONEERS INCORPORATED

ARTICLE 1

PURPOSE

1.1	The purpose of this Stock Option Plan is to promote the interests of Ritchie Bros. Auctioneers Incorporated (the “Company”) by:

(a)	furnishing certain directors, officers, employees of the Company and its subsidiaries or other persons as the Compensation Committee may approve with greater incentive to further develop and promote the business and financial success of the Company;

(b)	furthering the identity of interests of persons to whom options may be granted with those of the shareholders of the Company generally through share ownership in the Company; and

(c)	assisting the Company in attracting, retaining and motivating its directors, officers and employees.

The Company believes that these purposes may best be effected by granting options to acquire common shares without par value in the capital of the Company.

ARTICLE 2

INTERPRETATION

2.1	In this Plan, unless there is something in the subject matter or context inconsistent therewith:

(a)	“Associate” has the meaning ascribed thereto under NI 45-106 as from time to time amended, supplemented, replaced or re-enacted or if no such meaning can be ascertained, “Associate” shall have the meaning ascribed thereto under the Canada Business Corporations Act as from time to time amended, supplemented or re-enacted;

(b)	“Black Out Period” means any period during which an Optionholder is prevented from trading the Common Shares pursuant to a policy of the Company, including but not limited to the Company’s Policy Regarding Securities Trades by Company Personnel, as amended and in force from time to time;

(c)	“Board of Directors” means the board of directors of the Company;

(d)	“Business Day” means a day, other than Saturday, Sunday and any other day which is a statutory holiday in British Columbia;

(e)	“Change of Control” includes:

(i)	the acquisition by any persons acting jointly or in concert (as determined by the Securities Act), whether directly or indirectly, of voting securities of the Company that, together with all other voting securities of the Company held by such persons, constitute in the aggregate more than 50% of all outstanding voting securities of the Company;

(ii)	an amalgamation, arrangement or other form of business combination of the Company with another corporation that results in the holders of voting securities of that other corporation holding, in the aggregate, more than 50% of all outstanding voting securities of the corporation resulting from the business combination;

(iii)	the sale, lease or exchange of all or substantially all of the property of the Company to another person, other than in the ordinary course of business of the Company or to a Related Entity or;

(iv)	any other transaction that is deemed to be a “Change of Control” for the purposes of this Plan by the Board of Directors in its sole discretion;

(f)	“CEO” means the Chief Executive Officer of the Company;

(g)	“Common Shares” means the common shares without par value in the capital of the Company;

(h)	“Consultant” means a person other than an employee, officer or director of the Company or of any of its subsidiaries that:

(i)	is engaged to provide services to the Company or any of its subsidiaries;

(ii)	provides the services under a written contract with the Company or of any of its subsidiaries; and

(iii)	spends or will spend a significant amount of time and attention on the affairs and business of the Company or of any of its subsidiaries,

and includes, for an individual Consultant, a corporation of which such individual is an employee or shareholder;

(i)	“Control” by a person over a second person means the power to direct, directly or indirectly, the management and policies of the second person by virtue of:

(i)	ownership of or direction over voting securities in the second person;

(ii)	a written agreement or indenture;

(iii)	being or Controlling the general partner of the second person; or

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(iv)	being a trustee of the second person;

(j)	“Effective Amendment Date” has the meaning ascribed thereto in Article 3;

(k)	“Eligible Persons” means directors, officers, employees or Consultants of the Company or of any of its subsidiaries or any other persons as approved by the Compensation Committee, and an “Eligible Person” shall have a corresponding meaning;

(l)	“Exercise Price” means the price per share at which Common Shares may be subscribed for by an Optionholder pursuant to a particular Option Agreement;

(m)	“Grant Date” has the meaning ascribed thereto in Section 8.1(a);

(n)	“Incentive Stock Option” means an Option to purchase Common Shares with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the U.S. Internal Revenue Code, such intention being evidenced by the resolutions of the directors at the time of grant;

(o)	“Insider” has the meaning given to that term in the Securities Act and also includes associates and affiliates of the insider, but does not include directors or senior officers of a subsidiary or affiliate of the Company unless such director or senior officer:

(i)	in the ordinary course receives or has access to information as material facts or material changes concerning the Company before the material facts or material changes are generally disclosed;

(ii)	is a director or senior officer of a “major subsidiary” of the Company (where “major subsidiary” has the meaning given to that term in National Instrument 55-101 – Insider Reporting Exemptions); or

(iii)	is an insider of the Company in a capacity other than as a director or senior officer of the subsidiary or affiliate;

For the purpose of this definition, the terms “affiliate”, “associate” and “subsidiary” have the meanings given to them, respectively, in the Securities Act;

(p)	“NI 45-106” means National Instrument 45-106 – Prospectus and Registration Exemptions;

(q)	“Option Agreement” has the meaning ascribed thereto under Section 8.1(d);

(r)	“Optioned Shares” means the Common Shares that may be subscribed for by an Optionholder pursuant to an Option Agreement;

(s)	“Optionholder” means an Eligible Person to whom an Option has been granted;

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(t)	“Options” means stock options granted hereunder to purchase Common Shares from treasury;

(u)	“Nonqualified Stock Option” means an Option to purchase Common Shares other than an Incentive Stock Option;

(v)	“Plan” means this Stock Option Plan, as the same may from time to time be supplemented, amended and/or restated and in effect;

(w)	“Related Entity” means, for a company or corporation, a person that Controls or is Controlled by the Company or that is Controlled by the same person that controls that company or corporation;

(x)	“Securities Act” means the Securities Act (British Columbia);

(y)	“shareholder approval” means the approval as evidenced by a resolution passed by a simply majority of votes cast at a meeting of holders of Common Shares (unless required by the Stock Exchanges to exclude the votes cast by Insiders in relation to amendments benefiting Insiders);

(z)	“Security Based Compensation Arrangement” means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of securities of the Company, including a share purchase from treasury that is financially assisted by the Company by way of a loan, guarantee or otherwise;

(aa)	“Stock Exchanges” means such stock exchanges or other organized market on which the Common Shares are listed or posted for trading, including the Toronto Stock Exchange and the New York Stock Exchange;

(bb)	“subsidiary” has the meaning assigned thereto under the Securities Act (British Columbia) as the same may from time to time be amended or re-enacted; and

(cc)	“Trading Day”, with respect to any Stock Exchange, means a day on which securities may be traded through the facilities of such Stock Exchange.

2.2	Any question arising as to the interpretation of this Plan will be determined by the Compensation Committee (as hereinafter defined) and, absent manifest error, such determination will be conclusive and binding on the Company and all Optionees.

2.3	In this Plan, words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, limited and unlimited liability companies, general and unlimited partnerships, associations, trusts, incorporated organizations, joint ventures and governmental authorities.

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ARTICLE 3

EFFECTIVE DATE OF PLAN

The initial effective date of this Plan was July 30, 1997, the date on which the Plan was deemed to be adopted by the Board of Directors. The Plan is amended and restated with effect from April 13, 2007 (the “Effective Amendment Date”).

ARTICLE 4

ADMINISTRATION OF PLAN

4.1	This Plan will be administered by a committee (the “Compensation Committee”) of the Board of Directors, consisting of three or more directors, as constituted from time to time charged with, among other things, the administration of this Plan provided that if at any such time such a committee has not been appointed by the Board of Directors, this Plan will be administered by the Board of Directors, and in such event references herein to the Compensation Committee shall be construed to be a reference to the Board of Directors.

4.2	The Board of Directors will take such steps which in its opinion are required to ensure that the Compensation Committee has the necessary authority to fulfil its functions under this Plan.

4.3	The Compensation Committee has the authority to interpret the Plan, to adapt, amend (subject to Article 9 below), rescind and waive rules and regulations to govern the administration of the Plan and to determine all questions arising out of the Plan and any Option granted pursuant to the Plan, which interpretations and determinations will be conclusive and binding on the Company and all other affected persons.

ARTICLE 5

REGULATIONS

5.1	The Compensation Committee may from time to time establish such regulations, make such determinations and interpretations and take such steps in connection with this Plan which, in its opinion, are necessary or desirable for the administration of this Plan.

ARTICLE 6

COMPLIANCE WITH LAWS

6.1	The Plan, the grant and exercise of Options under the Plan and the Company’s obligation to issue Common Shares on exercise of Options will be subject to all applicable federal, provincial and foreign laws, rules and regulations and the rules of any regulatory authority or stock exchange on which the securities of the Company are listed. The Company shall not be required or in any way obliged to grant Options or issue Common Shares if such grant or issuance would require registration of the Plan or of any such Options or Common Shares under the securities laws of any foreign jurisdiction. Common Shares issued to Optionholders pursuant to the exercise of Options may be subject to limitations on sale or resale under applicable securities laws.

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6.2	The Compensation Committee may from time to time take such steps and require such documentation from Eligible Persons or Optionholders which in its opinion are necessary or desirable to ensure compliance with all applicable laws, the bylaws, rules and regulations of any Stock Exchanges.

6.3	The Compensation Committee may also from time to time take such steps which in its opinion are necessary or desirable to restrict the transferability of any Common Shares acquired on the exercise of any Option in order to ensure such compliance, including, where applicable, the endorsement of a legend on any certificate representing Common Shares acquired on the exercise of any Option to the effect that such Common Shares may not be offered, sold or delivered except in compliance with the applicable securities laws and regulations of Canada or the United States.

ARTICLE 7
COMMON SHARES SUBJECT TO PLAN

7.1	The maximum number of Common Shares that may be issued from and after the Effective Amendment Date pursuant to exercise of Options granted under the Plan is 3,400,000 Common Shares, subject to adjustment as provided hereunder.

7.2	The Board of Directors will reserve for allotment from time to time out of the authorized but unissued Common Shares sufficient Common Shares to provide for issuance of all Common Shares which are issuable under all outstanding Options.

7.3	Upon the expiry or termination of an Option which has not been exercised in full, the number of Common Shares reserved for issuance under that Option but which have not been issued shall become available for issue for the purpose of additional Options which may be granted under this Plan.

7.4	Participation in this Plan will be entirely voluntary and any decision not to participate will not affect an Eligible Person’s employment or other relationship with the Company or any Related Entity.

7.5	Nothing in this Plan or in any Option Agreement will confer on any Optionholder any right to remain as an employee, officer, director or Consultant of the Company or any Related Entity.

7.6	Nothing herein or otherwise shall be construed so as to confer on any Optionee any rights as a shareholder of the Company with respect to any Common Shares reserved for the purpose of any Option.

7.7	An Optionholder will only have rights as a shareholder of the Company with respect to Shares that the Optionholder acquires through the exercise of an Option in accordance with its terms.

7.8	The number of Common Shares issuable to Insiders, at any time, pursuant to the Plan and any other Securities Based Compensation Arrangement cannot exceed 10% of the issued and outstanding Common Shares.

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7.9	The number of Common Shares issued to Insiders, within any one year period, under the Plan and any other Securities Based Compensation Arrangement cannot exceed 10% of the issued and outstanding Common Shares.

7.10	The maximum number of Common Shares issued and reserved for issuance to non- employee directors of the Company upon exercise of Options shall not exceed 0.3% of the issued and outstanding Common Shares.

ARTICLE 8

GRANT OF OPTIONS

8.1	Subject to the rules set out below, the Compensation Committee (or in the case of any proposed grantee who is a member of the Compensation Committee, the Board of Directors) may from time to time grant to any Eligible Person one or more Options as the Compensation Committee deems appropriate, or authorize the CEO to grant up to a certain number of Options to such Eligible Persons (other than directors and officers) in such amount and on such terms as the CEO deems appropriate:

(a)	Date Option Granted. The date on which an Option will be deemed to have been granted under this Plan will be the date on which the Compensation Committee or the CEO, as applicable, authorizes the grant of such Option or such other date as may be specified by the Compensation Committee at the time of such authorization.

(b)	Number of Common Shares. The number of Common Shares that may be purchased under any Option by an Optionee will be determined by the Compensation Committee or the CEO, as applicable, provided that such number may not be greater than the maximum number permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges. An Optionee, at the time of granting an Option, may hold more than one Option.

(c)	Exercise Price. The exercise price (the “Exercise Price”) per Common Share under each Option will be determined by the Compensation Committee or the CEO, as applicable, by reference to the fair market price(s) of the Common Shares on the primary Stock Exchange for which most trading of the Common Shares occurs, generally by reference to the closing market price of the Common Shares, provided that such price may not be less than the lowest price permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including those of the Stock Exchanges (the “Permitted Price”).

(d)	Option Agreements. Each Option will be evidenced by an agreement (the “Option Agreement”) which incorporates such terms and conditions as the Compensation Committee in its discretion deems appropriate and consistent with the provisions of this Plan. Each Option Agreement will be executed by the Eligible Person to whom the Option is granted (the “Optionee”) and on behalf of the Company by any member of the Compensation Committee, the CEO or the Corporate Secretary of the Company or such other person as the Compensation Committee may designate for such purpose.

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(e)	Expiry of Options. Each Option will expire on the earlier of:

(i)	the date determined by the Compensation Committee and specified in the Option Agreement pursuant to which such Option is granted, provided that such date may not be later than the earlier of (A) the date which is the tenth anniversary of the date on which such Option is granted (except in the circumstances where the tenth anniversary falls within, or within five Business Days after, the end of a Black Out Period, then instead of the tenth anniversary, the relevant date shall be the fifth Business Day after the end of such Black Out Period) and (B) the latest date permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges;

(ii)	in the event the Optionee ceases to be an Eligible Person for any reason, other than death of the Optionee, such period of time after the date on which the Optionee ceases to be an Eligible Person as may be specified by the Compensation Committee, and which period will be specified in the specific Option Agreement with respect to such Option;

(iii)	in the case of the death of an Optionee prior to: (A) the Optionee ceasing to be an Eligible Person; or (B) the date which is the number of days specified by the Compensation Committee pursuant to subparagraph (ii) above from the date on which the Optionee ceased to be an Eligible Person; the date which is the 180th day after the date of death of such Optionee or such other date as may be specified by the Compensation Committee and which period will be specified in the Option Agreement with respect to such Option;

(iv)	notwithstanding the foregoing provisions of subparagraphs (ii) and (iii) of this paragraph 8(e), the Compensation Committee may, subject to regulatory approval, at any time prior to expiry of an Option extend the period of time within which an Option held by a deceased Optionee may be exercised or within which an Option may be exercised by an Optionee who has ceased to be an Eligible Person, but such an extension shall not be granted beyond the original expiry date of the Option as provided for in subparagraph (i) above; and

(v)	notwithstanding the foregoing provisions, if the expiry of an Option pursuant to an Option Agreement or this Plan occurs during the Black Out Period applicable to the Optionee or within five Business Days after the last day of a Black Out Period applicable to the Optionee, the expiry date for the Option will be the last day of such five Business Day period, except in the event of expiry of Options following termination of an Optionholder’s employment or contract as a Consultant for cause.

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(f)	Non-Transferability of Options. Each Option Agreement will provide that the Option granted thereunder is not transferable or assignable and may be exercised only by the Optionee or, in the event of the death of the Optionee or the appointment of a committee or duly appointed attorney of the Optionee or of the estate of the Optionee on the grounds that the Optionee is incapable, by reason of physical or mental infirmity, of managing their affairs, the Optionee’s legal representative or such committee or attorney, as the case may be (the “Legal Representative”).

(g)	Exercise of Options. Subject to the provisions of paragraph 8.1(h) below, the Compensation Committee may impose such limitations or conditions on the exercise or vesting of any Option as the Compensation Committee in its discretion deems appropriate. Each Option Agreement will provide that the Option granted thereunder may be exercised by notice signed by the Optionee or the Legal Representative of the Optionee and accompanied by full payment for the Common Shares being purchased or by other means, including without limitation electronic means via on-line arrangements, as the Compensation Committee may from time to time approve and allow. The exercise price for the option exercised must be paid in cash or by check unless the Compensation Committee in its sole discretion permits, either at the time the Option is granted or at any time before it is exercised, a combination of cash and check or any other form of consideration or manner of payment. In the event of the exercise of any Option by the Legal Representative of the Optionee, the Legal Representative shall also deliver to the Company evidence satisfactory to the Company of the Legal Representative’s authority to do so. The Compensation Committee may in its discretion incorporate into any Option Agreement terms which will, notwithstanding the time or times specified in such Option Agreement for the exercise of the Option granted thereunder, allow the Optionee to elect to purchase all or any of the Common Shares then subject to such Option if the Compensation Committee in its discretion determines to permit the Optionee to exercise the Option in respect of such Common Shares.

(h)	Adjustments to Shares and Acceleration of Vesting.

(i)	The number of Common Shares delivered to an Optionholder upon exercise of an Option must be adjusted in the following events and manner, subject to the right of the Compensation Committee to make such additional or other adjustments or to determine any adjustments being inapplicable as it considers appropriate in the circumstances:

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(A)	upon a subdivision of the Common Shares into a greater number of Common Shares, a consolidation of the Common Shares into a lesser number of Shares or the issue of a stock dividend to holders of the Common Shares (other than dividentds in the ordinary course), the number of Common Shares authorized to be issued under the Plan, the number of Common Shares receivable on the exercise of an Option and the Exercise Price thereof will be increased or reduced proportionately and the Company will deliver upon the exercise of an Option, in addition to or in lieu of the number of Optioned Shares in respect of which the right to purchase is being exercised and without the Optionholder making any additional payment other than the appropriately adjusted Exercise Price, such greater or lesser number of Common Shares as results from the subdivision, consolidation or stock dividend;

(B)	upon the distribution by the Company to holders of Common Shares of: shares of any class (whether of the Company or another corporation, but other than Common Shares), rights (other than the distribution of rights under any shareholder rights plan from time to time adopted by the Company), options, warrants, evidence of indebtedness, cash, or other securities or assets (other than dividends in the ordinary course), the Company will deliver upon exercise of an Option, in addition to that number of Optioned Shares in respect of which the right to purchase is being exercised, and without the Optionholder making any additional payment, such other securities, evidence of indebtedness or assets for each Common Share as a result of such distribution; and

(C)	unless the Compensation Committee determines that subsection 8.1(h)(ii) applies, upon a capital reorganization, reclassification or change of the Common Shares, a consolidation, merger, amalgamation, arrangement or other form of corporate reorganization or combination of the Company with another corporation or a sale, lease or exchange of all or substantially all of the assets of the Company, the Company will deliver upon exercise of an Option, in lieu of each Optioned Share in respect of which the right to purchase is being exercised, the kind and amount of shares or other securities or assets that one Common Share is exchanged for, reorganized or reclassified into or entitled to as a result from such event.

The purpose of such adjustments is to ensure that any Optionholder exercising an Option after any such event will be in substantially the same position as such Optionholder would have been in if he or she had exercised the Option prior to such event.

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(ii)	Notwithstanding any other provision herein, in the event of a proposed Change of Control, the Compensation Committee may, as it deems necessary or equitable in its sole discretion, determine the manner in which all unexercised Options granted under the Plan will be treated including, for example, requiring the acceleration of the time for the exercise of such Options by the Optionholder and of the time for the fulfillment of any conditions or restrictions on such exercise. All determinations of the Compensation Committee under this Section will be binding for all purposes of the Plan. Subject to applicable regulatory approval, if the Compensation Committee elects to accelerate the vesting of any or all outstanding Options immediately prior to the completion of any such transaction, it may also determine that all such outstanding Options will be purchased by the Company, the new person in control after the Change of Control transaction or a Related Entity for an amount per Option equal to the fair market value of a Common Share determined based on the consideration payable in the applicable transaction as determined by the Board of Directors (the “Transaction Price”) less the applicable Exercise Price (except that where the Exercise Price exceeds the Transaction Price, the amount per Option for such Options will be $0.01), as of the date such transaction is determined to have occurred or as of such other date prior to the transaction closing date as the Compensation Committee may determine.

(iii)	If, at any time when an Option granted under the Plan remains unexercised, an offer to purchase all of the Common Shares of the Company is made by a third party, the Company will use its best efforts to bring such offer to the attention of the Optionholder as soon as practicable.

(iv)	An adjustment will take effect at the time of the event giving rise to the adjustment, and the adjustments provided for in this Section are cumulative unless the Compensation Committee specifically provides otherwise.

(v)	the Company will not be required to issue fractional Common Shares or other securities under the Plan and any fractional interest in a Common Share or other security that would otherwise be delivered upon the exercise of an Option will be cancelled.

(vi)	Except as expressly provided in this Section 8.1(h) or as determined by the Board of Directors, neither the issue by the Company of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to, the number of Common Shares that may be acquired on the exercise of any outstanding Option or the Exercise Price of any outstanding Option.

(i)	Representations and Covenants of Optionees. Each Option Agreement will contain representations and covenants of the Optionee that:

(i)	the Optionee is or was a director, officer, employee or Consultant of the Company or of a subsidiary of the Company or a person otherwise approved as an “Eligible Person” under this Plan by the Compensation Committee or the CEO, as applicable;

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(ii)	the Optionee has not been induced to enter into such Option Agreement by the expectation of employment or engagement as a Consultant or continued employment or engagement as a Consultant with the Company;

(iii)	the Optionee is aware that the grant of the Option and the issuance by the Company of Common Shares thereunder are exempt from the obligation under applicable securities laws to file a prospectus or other registration document (other than a registration statement on Form S-8 with the United States Securities and Exchange Commission) qualifying the distribution of the Options or the Common Shares to be distributed thereunder under any applicable securities laws and if such exemption for any reason becomes unavailable, the obligation of the Company to grant any Option or issue any Common Shares upon the exercise of granted Options will cease;

(iv)	upon each exercise of an Option, the Optionee, or the Legal Representative of the Optionee, as the case may be, will, if requested by the Company, represent and agree in writing that the person is, or the Optionee was, a director, officer, employee or Consultant of the Company or of a subsidiary of the Company or a person otherwise approved as an “Eligible Person” under this Plan by the Compensation Committee, and has not been induced to purchase the Common Shares by expectation of employment or continued employment with the Company, or in the case of a Consultant, by engagement or continued engagement by the Company, and that such person is not aware of any commission or other remuneration having been paid or given to others in respect of the trade in the Common Shares; and

(v)	if the Optionee or the Legal Representative of the Optionee exercises the Option, the Optionee or the Legal Representative, as the case may be, will prior to and upon any sale or disposition of any Common Shares purchased pursuant to the exercise of the Option, comply with all applicable securities laws and all applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges, and will not offer, sell or deliver any of such Common Shares, directly or indirectly, in the United States or to any citizen or resident of, or any company, partnership or other entity created or organized in or under the laws of, the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, except in compliance with the securities laws of the United States;

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(j)	Provisions Relating to Share Issuances. Each Option Agreement will contain such provisions as in the opinion of the Compensation Committee are required to ensure that no Common Shares are issued on the exercise of an Option unless the Compensation Committee is satisfied that the issueance of such Common Shares will be exempt from all registration or qualification requirements of applicable securities laws and will be permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges. In particular, if required by any regulatory authority to which the Company is subject, including the Stock Exchanges, an Option Agreement may provide that shareholder approval to the grant of an Option must be obtained prior to the exercise of the Option or to the amendment of the Option Agreement.

(k)	Restrictions on Transfer. At any time, if the Company is not a reporting issuer (as defined under the Securities Act (British Columbia) or under the Securities Act of the jurisdiction in which the headquarters of the Company is located, all Common Shares issued pursuant to any Options granted under this Plan shall not be transferred unless such transfer is approved, in the absolute discretion, by the board of directors and such approval may be granted on such terms and conditions as the directors may deem fit.

ARTICLE 9

SUSPENSION, AMENDMENT OR TERMINATION OF PLAN

9.1	This Plan will terminate on a date as the Compensation Committee may determine (without prejudice to Options granted prior to the termination of this Plan).

9.2	Subject to Section 9.3 below, the Compensation Committee will have the right at any time and from time to time to suspend, amend or terminate this Plan in any manner without consent or approval from Optionholders or shareholders (provided that no such suspension, amendment or termination may be made that will materially prejudice the rights of any Optionholder under any Option previously granted to the Optionholder without consent or deemed consent by such Optionholder) including, without limitation:

(a)	to avoid any additional tax on Optionholders under Section 409A of the United States Internal Revenue Code or other applicable tax legislation;

(b)	changing the eligibility for and limitations on participation in the Plan (other than participation by non-employee directors in the Plan);

(c)	making any addition to, deletion from or alteration of the provisions of the Plan that are necessary to comply with applicable law or the requirements of any regulatory authority or Stock Exchange;

(d)	making any amendment of a typographical, grammatical, administrative or clerical nature, or clarification correcting or rectifying any ambiguity, defective provision, error or omission in the Plan; and

(e)	changing the provisions relating to the administration of the Plan or the manner of exercise of the Options, including:

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•	changing or adding of any form of financial assistance provided by the Company to the Participants that would facilitate purchase of Common Shares under the Plan; and

•	adding provisions relating to a cashless exercise (which will provide for a full deduction of the underlying Common Shares from the maximum number reserved under the Plan for issuance).

9.3	Notwithstanding any provision to the contrary, none of the following amendments to the Plan or to the terms of Options granted under the Plan may be made without shareholders’ approval:

(a)	any increase in the maximum number of Common Shares that may be issued pursuant to the exercise of Options granted under the Plan;

(b)	any reduction in exercise price or cancellation and reissue of Options;

(c)	any amendment that extends the term of an Option beyond the original expiry date;

(d)	if at any time, the Plan is amended to exclude participation by non-employee directors, any amendment to “Eligible Participants” that may permit the introduction or reintroduction of non-employee directors on a discretionary basis;

(e)	any amendment that increases limits previously imposed on non-employee director participation;

(f)	any amendment which would permit equity based awards granted under the Plan to be transferable or assignable other than for normal estate settlement purposes;

(g)	any amendment to increase the maximum limit of the number of securities that may be:

(i)	issued to Insiders within any one year period; or

(ii)	issuable to Insiders at any time;

under the Plan, or when combined with all of the Company’s other Security Based Compensation Arrangements, which could exceed 10% of the total issued and outstanding Common Shares of the Company, respectively;

(h)	adding provisions relating to a cashless exercise (other than a surrender of options for cash) which does not provide for a full deduction of the underlying Common Shares from the maximum number reserved under the Plan for issuance; and

(i)	any amendment to the amending provisions of the Plan.

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The full powers of the Compensation Committee as provided for in this Plan will survive the termination of this Plan until all Options have been exercised in full or have otherwise expired.

ARTICLE 10

INCENTIVE STOCK OPTION LIMITATIONS

10.1	To the extent required by Section 422 of the U.S. Internal Revenue Code, Incentive Stock Options shall be subject to the following additional terms and conditions and if there is any conflict between the terms of this Article and other provisions under the Plan, the provisions under this Article shall prevail:

(a)	Dollar Limitation. To the extent the aggregate fair market value (determined as of the grant date) of Common Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds U.S. $100,000, such portion in excess of U.S. $100,000 shall be treated as a Nonqualified Stock Option. In the event the Optionee holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

(b)	10% Shareholders. If an Optionee owns 10% or more of the total voting power of all classes of the Company’s stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the fair market value of the Common Shares on the grant date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the U.S. Internal Revenue Code.

(c)	Eligible Employees. Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this paragraph (c), “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the U.S. Internal Revenue Code.

(d)	Term. The term of an Incentive Stock Option shall not exceed 10 years.

(e)	Exercisability. To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Optionee’s reemployment rights are guaranteed by statute or contract. For purposes of this paragraph (e), “total disability” shall mean a mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Compensation Committee.

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(f)	Taxation of Incentive Stock Options. In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the U.S. Internal Revenue Code, the Optionee must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the date of grant of the Incentive Stock Option and one year from the date of exercise. An Optionee may be subject to U.S. alternative minimum tax at the time of exercise of an Incentive Stock Option. The Compensation Committee may require an Optionee to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

(g)	Assignability. No Incentive Stock Option granted under the Plan may be assigned or transferred by the Optionee other than by will or by the laws of descent and distribution, and during the Optionee’s lifetime, such Incentive Stock Option may be exercised only by the Optionee.

(h)	Grant. No Incentive Stock Options may be granted more than ten years after the later of (i) the adoption of the Plan by the Board and (ii) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the United States Internal Revenue Code.

ARTICLE 11

APPLICABLE LAW

11.1	The laws of the Province of British Columbia shall apply to the Plan and any Option Agreements granted hereunder and will be interpreted and construed in accordance with the laws of the Province of British Columbia.

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